Exhibit 99.1

Comcast Corporation and Sky Limited Announce Pricing Terms of Offers to Purchase Certain of their Outstanding Senior Debt Securities

May 5, 2023 12:00 PM Eastern Daylight Time

PHILADELPHIA--(BUSINESS WIRE)--Comcast Corporation (“Comcast”) today announced the pricing terms of its previously announced cash tender offers to purchase any and all of its outstanding 3.700% Notes due 2024 (the “3.700% Notes”) and any and all of its outstanding 3.375% Notes due 2025 (the “3.375% Notes”) and Sky Limited, a subsidiary of Comcast (“Sky” and, together with Comcast, the “Issuers”) today announced the pricing terms of its previously announced cash tender offer to purchase any and all of its outstanding 3.750% Senior Unsecured Notes due 2024 (the “3.750% Notes” and, together with the 3.375% Notes and the 3.700% Notes, the “Fixed Rate Notes”).

As previously announced, Comcast is also offering $1,006 per $1,000 principal amount of its outstanding Floating Rate Notes due 2024 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”) validly tendered and accepted for purchase pursuant to Comcast’s cash tender offer to purchase any and all of its outstanding Floating Rate Notes.

The consideration offered per $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the applicable offers is set forth in the table below:

Title of Security	CUSIP	Aggregate Principal Amount Outstanding	Maturity Date	Treasury Reference Security	Bloomberg Reference Page	Reference Treasury Yield	Fixed Spread	Consideration(1)
3.700% Notes due 2024 issued by Comcast Corporation	20030NCR0	$2,500,000,000	April 15, 2024	0.375% due April 15, 2024	FIT3	4.790%	+0 bps	$990.17

Floating Rate Notes due 2024 issued by Comcast Corporation	20030NCX7	$500,000,000	April 15, 2024	N/A	N/A	N/A	N/A	$1,006.00

3.750% Senior Unsecured Notes due 2024 issued by Sky Limited	111013AL2 and G15632AP0	$1,250,000,000	September 16, 2024	0.375% due September 15, 2024	FIT4	4.389%	+25 bps	$988.45

3.375% Notes due 2025 issued by Comcast Corporation	20030NBL4	$993,400,000	February 15, 2025	2.000% due February 15, 2025	FIT4	4.085%	+5 bps	$987.16

(1)	Per $1,000 principal amount of Notes validly tendered before the Expiration Time (as defined below), not validly withdrawn and accepted for purchase. In addition to the applicable consideration, all holders whose Notes are accepted for purchase will also receive accrued and unpaid interest on such Notes from, and including, the last interest payment date up to, but excluding, the Settlement Date (as defined below).

The consideration offered per $1,000 principal amount of Fixed Rate Notes validly tendered and accepted for purchase pursuant to the applicable offers was determined by the Joint Dealer Managers referred to below in the manner described in the Offer to Purchase (as defined below) by reference to the applicable fixed spread specified above for such series of Fixed Rate Notes plus the yield based on the applicable bid-side price of the Treasury Reference Security specified above for such series of Fixed Rate Notes as quoted on the Bloomberg Reference Page specified above for such series of Fixed Rate Notes as of 11:00 a.m., New York City time today.

The tender offers will expire at 5:00 p.m., New York City time, on May 5, 2023, unless extended or earlier terminated (the “Expiration Time”). Holders who have validly tendered their Notes may withdraw such Notes at any time at or prior to the Expiration Time. The Guaranteed Delivery Date is May 9, 2023. The Issuers expect to pay the applicable consideration for Notes validly tendered and not validly withdrawn at or prior to the Expiration Time on May 10, 2023, the third business day following the Expiration Time (the “Settlement Date”). The tender offers are conditioned upon satisfaction of certain conditions, but are not conditioned upon any minimum amount of Notes being tendered.

The complete terms and conditions of the tender offers are set forth in the Offer to Purchase, dated May 1, 2023 (the “Offer to Purchase”) and in the related Notice of Guaranteed Delivery, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the tender offers. The Issuers have retained Deutsche Bank Securities Inc. and TD Securities (USA) LLC to act as Joint Dealer Managers in connection with the tender offers. Copies of the Offer to Purchase and the related Notice of Guaranteed Delivery may be obtained from D.F. King & Co., Inc., the Tender and Information Agent for the tender offers, by phone at +1 (212) 269-5550 (banks and brokers) or +1 (877) 487-5045 (all others), by email at cmcsa@dfking.com or online at https://www.dfking.com/cmcsa. Questions regarding the tender offers may also be directed to the Joint Dealer Managers as set forth below:

Deutsche Bank Securities Inc. 1 Columbus Circle New York, NY 10019 Attention: Liability Management Group Toll-Free: +1 (866) 627-0391 Collect: +1 (212) 250-2955	TD Securities (USA) LLC 1 Vanderbilt Avenue, 11th Floor New York, NY 10017 Attention: Liability Management Group Toll Free: +1 (866) 584-2096 Collect: +1 (212) 827-2842 Email: LM@tdsecurities.com

This news release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The tender offers are being made only by, and pursuant to the terms of, the Offer to Purchase and the related Notice of Guaranteed Delivery. The tender offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the tender offers to be made by a licensed broker or dealer, the tender offers will be made by the Joint Dealer Managers on behalf of the Issuers. None of the Issuers, the Tender and Information Agent or the Joint Dealer Managers, nor any of their affiliates, makes any recommendation as to whether holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offers.

About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA) is a global media and technology company. From the connectivity and platforms we provide, to the content and experiences we create, our businesses reach hundreds of millions of customers, viewers, and guests worldwide. We deliver world-class broadband, wireless, and video through Xfinity, Comcast Business, and Sky; produce, distribute, and stream leading entertainment, sports, and news through brands including NBC, Telemundo, Universal, Peacock, and Sky; and bring incredible theme parks and attractions to life through Universal Destinations & Experiences. Visit www.comcastcorporation.com for more information.

Caution Concerning Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements. In evaluating these statements, readers should consider various factors, including the risks and uncertainties we describe in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission (SEC). Factors that could cause our actual results to differ materially from these forward-looking statements include changes in and/or risks associated with: the competitive environment; consumer behavior; the advertising market; programming costs; consumer acceptance of our content; key distribution and/or licensing agreements; use and protection of our intellectual property; our reliance on third-party hardware, software and operational support; keeping pace with technological developments; cyber attacks, security breaches or technology disruptions; weak economic conditions; acquisitions and strategic initiatives; operating businesses internationally; natural disasters, severe weather-related and other uncontrollable events; loss of key personnel; laws and regulations; adverse decisions in litigation or governmental investigations; labor disputes; and other risks described from time to time in reports and other documents we file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made, and involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Investor Contacts:
Marci Ryvicker +1 (215) 286-4781

Jane Kearns +1 (215) 286-4794

Marc Kaplan +1 (215) 286-6527

Press Contacts:
Jennifer Khoury +1 (215) 286-7408

John Demming +1 (215) 286-8011

Louise Eich +1 (215) 286-8857

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